Verso Announces Third Quarter 2007 Financial Results

Books $17.0 Million in Orders; Generates $13.1 Million in Revenues

Quarterly Sequential Improvements in Revenues, Gross Profit Margin, Operating
Expenses and Backlog Achieved

ATLANTA, GA – (November 13, 2007) – Verso Technologies, Inc. (NASDAQ: VRSO), a global provider of next generation network solutions, announced today its third quarter 2007 financial results. For the third quarter 2007, the company announced revenue of $13.1 million, gross margin of 38% and cash and restricted cash on hand totaling $5.9 million at September 30, 2007. Non-GAAP operating expenses, which exclude one-time charges and non-cash stock-based compensation, were reduced by $776,000 to $7.7 million, an approximate 9% reduction over the second quarter 2007 levels. The company enters its fourth quarter with a strong order backlog. This was the first quarter of financial results since the company instituted a new management team and implemented the July restructuring programs.

Free cash flow from continuing operations (which is defined as net cash used in or provided by continuing operations less capital expenditures) for the third quarter of 2007 was a negative $2.9 million as compared to a negative $3.3 million for the second quarter 2007. Loss from continuing operations for the third quarter of 2007 was $5.0 million, or $0.08 per share, as compared to losses of $6.5 million and $0.12 per share for the previous quarter and $4.1 million and $0.11 per share for the third quarter 2006.

Total revenue for the third quarter of 2007 was $13.1 million, a sequential quarterly increase of approximately 5% from the $12.6 million reported in the second quarter of 2007 and slightly below the $13.4 million reported in the third quarter of 2006. Product revenue for the third quarter of 2007 was $9.7 million, which represent increases of 11% over the second quarter of 2007 and 5% compared to product revenue of $9.3 million recorded in the third quarter of 2006. Services revenue was $3.4 million for the third quarter of 2007, compared to $3.8 million and $4.1 million for the second quarter 2007 and third quarter of 2006, respectively.

Gross profit for the third quarter of 2007 was $5.0 million compared to $4.4 million for the second quarter of 2007 and $5.1 million for the third quarter 2006. Gross profit margin for the third quarter of 2007 was 38% up 3 points from the 35% gross margin realized in the second quarter of 2007 and consistent with the third quarter of 2006.

Operating expenses were $8.4 million, or 64% of revenue in the third quarter of 2007 as compared to $7.6 million, or 57% of revenue in the third quarter 2006. Operating expenses in the third quarter of 2007 included $362,000 in reorganization costs associated with the company’s restructuring and $376,000 in stock-based compensation. Non-GAAP operating expenses, which exclude reorganization expenses and stock-based compensation, were $7.7 million for the third quarter of 2007, or 59% percent of revenue. This compares to non-GAAP operating expenses of $7.5 million, or 56% of revenue, for the third quarter of 2006. Since the restructuring activities were initiated throughout the third quarter 2007 the company expects to realize the full benefit of the restructuring actions during the fourth quarter of 2007. These potential further cost reductions may be offset in part or in full by product development initiatives and costs associated with our Sarbanes-Oxley compliance program.

As of September 30, 2007, the company had cash of $5.9 million, including $503,000 of restricted cash, and total debt of $20.7 million, including $10.4 million of indebtedness under the company’s $14.0 million credit facility.

Odom continued, “Our restructuring efforts included cost cutting measures, the institution of new processes and procedures, new sales and marketing leadership, and new senior management, all of which took place in this past quarter. Additionally we were faced with financial constraints and almost no order backlog. Despite all of these factors, we improved our operating results on most key metrics, including gross margin, free cash flow, inventory management, operating expenses and revenue.”

Financial and Operational Highlights
▪	At September 30, 2007 the company’s cash and restricted cash position was $5.9 million.
▪	Revenue increased sequentially approximately 5% from $12.6 million for the second quarter of 2007 to $13.1 million for the third quarter of 2007.
▪	Non-GAAP operating expense, as a percent of revenue, improved by 9% in the third quarter compared to the second quarter of 2007.
▪	Gross profit increased over the second quarter of 2007 by 14%.
▪	Gross margin for the third quarter of 2007 was 38%, an increase of 3 percentage points over the second quarter of 2007 gross margin of 35%.
▪	The company completed its restructuring and also discontinued special discounting sales promotions towards the end of quarter.
▪	The company completed the transition of the manufacturing of its NetPerformer and Imarc product family into the company’s Huntsville, Alabama facility.

Major Customer Actions and Milestones
During the third quarter, and in recent weeks, the company announced the following major customer actions and milestones:

▪	Verso entered into British Telecom’s procurement system.
▪
The company announced that it experienced an acceleration of government contractor and sub-contractor order flow and that it expects to see $10 million in orders from this customer segment over the next three quarters. This is a change from the company’s original estimate of $10 million in revenue over the next three years.

▪	The company’s office in China achieved record sales for the quarter and obtained a large order from one of China’s largest telecommunications equipment companies.
▪
The company announced the launch of CarrierNet, its carrier interconnect solution. The solution brings to market a carrier grade high density VoIP gateway allowing Verso to pursue and win business with wholesale/interconnect carriers and international long-distance providers.

▪
MTNL, the state sponsored telecom giant in India turned on its long awaited VoIP network in India. MTNL is offering triple play services to India’s largest cities of New Delhi and Mumbai covering 30 million people. The entire system runs on a Verso platform.

▪
The company announced that it has been bid into an RFP through its partner AKSH for the rollout of VoIP services similar to those delivered to MTNL in India for the rest of the country. BNSL is the state-owned telecom giant covering all of India other than its two major cities. AKSH was Verso’s partner on the successful MTNL implementation.

▪
The company introduced a voluntary incentive program which permitted salaried employees the opportunity to exchange a portion of their salary over the fourth quarter 2007 and first quarter 2008 in exchange for restricted stock and non-qualified options. The participation in this program exceeded management’s expectations.

About Verso Technologies

Verso is a global provider of next generation network solutions offering a core-to-edge product portfolio primarily for telecommunications service providers. The company’s products enable its customers to secure and optimize network bandwidth, generate additional revenue and reduce costs. Verso’s applications and services are cost effective, deploy quickly and provide a superior return on investment. For more information, contact Verso at www.verso.com or call 678.589.3500.

Forward Looking Statements

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words - "believe," "expect," "anticipate," "intend," "will," and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us.  These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2006 and our quarterly reports on Form 10-Q filed subsequent thereto. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

About Government Contracts

Government contracts contain provisions and are subject to laws and regulations that give the government rights and remedies not typically found in commercial contracts.  The government may terminate its contracts for its convenience, modify its contracts in a manner adverse to the other parties and decline to renew contract extensions, among other things.  If the government does any of the foregoing with respect to the DATS contract or the contract for the Networx project, or if the parties providing the services to the government under these contracts breach their obligations thereunder, then we will not generate the revenue relating to these contracts that we anticipate.

Earnings Measurement Quality

The company provides supplemental information regarding its operational performance using certain non-GAAP financial measures including Free cash flow and non-GAAP operating expenses.  Free cash flow from continuing operations (“free cash flow”) reflects the company’s net cash flow from continuing operations activities less capital expenditures. Non-GAAP operating expenses represent GAAP operating expenses excluding charges that are considered by management to be outside of the company’s core operating results and certain non-cash expenses related to stock-based compensation. The company uses free cash flow and non-GAAP operating expenses, among other measures, to evaluate its operating performance.

Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the company’s ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the company’s operating performance.  The company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the company’s investors and analysts in its industry for purposes of valuation and comparing the operating performance of the company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures from net cash flow provided by continuing operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.

While non-GAAP financial measures are not an alternative to generally accepted accounting principles used in the United States (“GAAP”), the company’s management uses the non-GAAP financial measures to evaluate the company’s historical and prospective financial performance in the ordinary course of business.  The company believes that providing to the company’s investors the non-GAAP financial measures, in addition to the most comparable GAAP presentation, allows the investors to better evaluate the company’s progress and its financial results over time and to compare the company’s results with the results of the company’s competitors.

Investor Contact
Scott Kimball
Vice President of Investor Relations
Verso Technologies, Inc.
678.589.3579
Scott.Kimball@verso.com

Marketing Contact
Robin Hanscom
Marketing Manager
Verso Technologies Inc.
678.589.3576
Robin.Hanscom@verso.com

VERSO TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(in thousands, except share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Revenue:
Products	$9,744	$9,264	$26,790	$18,017
Services	3,392	4,088	11,401	10,504
Total revenue	13,136	13,352	38,191	28,521

Cost of revenue:
Products:
Product costs	5,168	5,134	14,894	9,463
Amortization of intangibles	312	148	710	517
Total cost of products	5,480	5,282	15,604	9,980
Services	2,635	2,994	8,642	7,278
Total cost of revenue	8,115	8,276	24,246	17,258
Gross profit	5,021	5,076	13,945	11,263

Operating expenses
General & administrative	3,417	2,743	9,317	7,387
Sales and marketing	2,087	2,430	6,957	6,004
Research and development	1,871	1,850	6,371	5,623
Depreciation and amortization	708	534	2,070	1,400
Reorganization expense	362	-	751	-
Total operating expenses	8,445	7,557	25,466	20,414
Operating loss from continuing operations	(3,424)	(2,481)	(11,521)	(9,151)

Other income (loss)	(7)	(9)	(253)	(7)
Equity in loss of investment	(37)	(21)	(115)	(127)
Interest expense, net	(1,539)	(1,611)	(4,595)	(4,135)

Loss from continuing operations before income taxes	(5,007)	(4,122)	(16,484)	(13,420)
Income taxes	-	-	-	-

Loss from continuing operations	(5,007)	(4,122)	(16,484)	(13,420)

Loss from discontinued operations	-	-	-	-

Net loss	$(5,007)	$(4,122)	$(16,484)	$(13,420)

Net loss per common share- basic and diluted:
Loss from continuing operations	$(0.08)	$(0.11)	$(0.31)	$(0.40)
Loss from discontinued operations	-	-	-	-

Net loss per common share- basic and diluted	$(0.08)	$(0.11)	$(0.31)	$(0.40)

Weighted average shares outstanding - basic and diluted	59,809,128	36,712,902	53,683,923	33,426,267

SELECTED BALANCE SHEET DATA

	September 30,2007	December 31, 2006
	(Unaudited)	(Audited)

Cash and cash equivalents	$5,407	$1,134
Restricted cash	503	1,041
Accounts receivable, net	11,013	10,058
Inventories	6,305	7,184
Total current assets	24,128	20,768
Total assets	41,139	36,849
Credit facility, current portion	8,140	3,945
Current portion of convertible debentures	5,063	3,375
Notes payable, current portion	2,957	-
Total current liabilities	30,466	21,536
Credit facility, net of current portion	2,250	3,938
Convertible debentures, net of current portion	2,278	4,700
Notes payable, net of current portion	-	2,862
Total debt	20,688	18,820
Total liabilities	35,699	34,170
Total shareholders' equity	5,440	2,679

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited, in thousands)

Free cash flow from continuing operations (“free cash flow”) reflects the Company’s net cash flow from continuing operations activities less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures from net cash flow provided by continuing operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.

The Company provides below a reconciliation of net cash used in continuing operations to free cash flow from continuing operations, the most directly comparable amount reported under GAAP. In addition, the Company has provided a reconciliation of GAAP operating expenses to non-GAAP operating expenses which excludes charges such as stock-based compensation and one-time items such as reorganizational costs.

	For the three months ended			For the nine months ended
	September 30,		June 30,	September 30,
	2007	2006	2007	2007	2006

Reconciliation of Net Cash used in Continuing Operations to Free Cash Flow from Continuing Operations:
Net cash used in continuing operations	(2,828)	(1,813)	(3,246)	(8,201)	(8,107)
Less: capital expenditures	(109)	(89)	(86)	(248)	(286)

Free Cash Flow from continuing operations	$(2,937)	$(1,902)	$(3,332)	$(8,449)	$(8,393)

	For the three months ended			For the nine months ended
	September 30,		June 30,	September 30,
	2007	2006	2007	2007	2006
Operating Expenses:
GAAP operating expenses	$8,445	$7,557	$9,031	$25,466	$20,414
Less: Stock-based compensation	376	41	159	1,025	201
Less: Reorganization costs	362	-	389	751	-
Non-GAAP operating expenses	$7,707	$7,516	$8,483	$23,690	$20,213